UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 1, 2013

JTH HOLDING, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-54660 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2013, JTH Holding, Inc. (the “Company”) entered into a Standstill Agreement (the “Standstill Agreement”) providing for a temporary waiver and forbearance of compliance with certain representations, warranties, covenants and other obligations  related to the Revolving Credit and Term Loan Agreement with SunTrust Bank, as Administrative Agent (the “Credit Agreement”). Because the accounting changes discussed in Item 4.02 below may have resulted or may result in noncompliance by the Company with certain of its representations, warranties, covenants and other obligations under the Credit Agreement, the Company has sought and obtained an agreement of the lenders party to the Credit Agreement to temporarily waive those matters of noncompliance, to forbear from taking any action with respect to those matters of noncompliance, and to permit the Company to continue to borrow under the Credit Agreement, subject to being limited to amounts projected in a fiscal 2014 budget previously provided to the lenders. The waiver and forbearance provisions included in the Standstill Agreement are scheduled to expire on August 31, 2013. The Company expects to be in a position to provide updated financial information to its lenders prior to that date and to seek, if necessary, an additional extension of the waiver and forbearance, or a permanent waiver, on or prior to August 31, 2013. A copy of the Standstill Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 1, 2013, the Audit Committee of the Board of Directors of the Company, following a review of the Company’s accounting policies and based on the recommendation of management, and after consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that the Company’s previously issued financial statements contained in the Company’s Annual Report on Form 10-K for the year ended April 30, 2012, and in its quarterly reports on Form 10-Q for the subsequent fiscal quarters ended July 31, 2012, October 31, 2012 and January 31, 2013, should no longer be relied upon.

The policy changes approved by the Audit Committee of the Board of Directors that will require restatements include:

•                  Area Developer Arrangements:  For accounting purposes, the Company will not account for its area developer arrangements as franchise sales and therefore will recognize fees over the term of the agreement rather than at the beginning of the relationship.  This correction will also require the Company to gross up revenue for the area developer portion of the franchise fees and royalties and to record a corresponding and equal expense for the amount due to the area developer.

•                  Territory Franchise Fees:  The Company has changed its policy from recording franchise fee revenue, net of an allowance for refunds. at the beginning of the franchise relationship to recording franchise fee revenue as payments are made by the franchisee.

The Company will restate its financial statements to reflect these changes.  The Company is diligently pursuing its efforts to complete its review to quantify the specific adjustments that need to be made to restate the periods affected.  The Company continues to believe that any impact resulting from the restatement of its financial statements will not have a material effect on its net cash position or the cash flow generated by its operations.  Additionally, the Company notes that the restatements will defer the timing of revenue recognition for area developer and franchise fees, because revenue will now be recognized over a number of years, including years subsequent to the restated periods.

The Company continues to work toward completion of the process necessary to restate prior financial statements, to complete its financial statements for the year ended April 30, 2013, and to resolve the outstanding comments from the staff of the Securities and Exchange Commission (the “Staff”).  However, the Company can give no assurances that it will be able to meet the 15 day extension period for the filing of its Annual Report on Form 10-K for the year ended April 30, 2013 that was afforded by the Form 12b-25 it recently filed under the Securities and Exchange Act of 1934, as amended.

As noted in Item 1.01 above, because of the Standstill Agreement, the Company does not anticipate that any potential noncompliance under its revolving credit facility documents occasioned by the restatements will have a material impact on its access to its revolving credit facility.

The Company’s management, the Audit Committee and the full Board of Directors intend to review the effect of the pending restatements on the Company’s internal controls over financial reporting and its disclosure controls and procedures in the course of completing the restatement process.

Item 7.01 Regulation FD Disclosure.  On August 6, 2013, the Company issued a press release announcing the restatement of its financial statements.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
10.1	Standstill Agreement with SunTrust Bank dated August 5, 2013
99.1	Press Release issued August 6, 2013.*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

In addition to historical information, this report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding the Company’s ability to timely provide updated financial information to its lenders and obtain an extension of the waiver and forbearance under the Credit Agreement, anticipated adjustments to the Company’s historical financial statements, the timing and resolution of the Staff’s review process, the restatement of the Company’s historical financial statements, the filing of the Company’s Annual Report on Form 10-K, the effect of the restatement on the Company’s net cash position and any potential noncompliance under the Company’s revolving credit facility.  These forward-looking statements, as well as the Company’s guidance, are based upon the Company’s current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the timing of the resolution of the Staff’s comments; the impact the Staff’s review process may have on our historical financial results; the impact of changes in our accounting practices on historical and future financial results; the consequences of any restatements of our financial statements; the timing for and results of the pending restatements; uncertainties regarding the Company’s ability to attract and retain clients; meet its prepared returns targets; competitive factors; the Company’s effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company’s annual report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: August 6, 2013	By:	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Standstill Agreement with SunTrust Bank dated August 5, 2013
Exhibit 99.1	Press Release issued August 6, 2013.*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.